UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported):  January 16, 2009

GOLDPOINT RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53452	75-3250686
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

110 Fairfax Avenue #A11-123 Los Angeles, CA	90036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	213-590-7249
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 OTHER EVENTS

On January 16, 2009 The Board of Directors called a meeting to discuss the recent sampling program that was conducted on the PAT#1 Lode claim located in Clark County Nevada (“property”) and the future prospects of the business.

We recently conducted a preliminary surface sampling program on ten (10) locations on the property.  The scope of the program was limited to random samples from geological structures that outcropped on the surface of the property in order to identify potential targets warranting further exploration.  It should be noted that not all of the outcropping structures were sampled and that none of the potential underground structures were sampled in this program.  Below are sample results with coordinates:

Sample	Gold *toz/ton	Silver *toz/ton
#1 N 35° 41’ 35.8” W 114° 49’ 7.4”	0.0624	0.0176
#2. N 35° 41’ 35.7” W 114° 49’ 1.0”	0.0434	0.0266
#3. N 35° 41’ 35.9” W 114° 49’ 4.1”	0.028	0.012
#4. N 35° 41’ 36.2” W 114° 49’ 8.8”	0	0
#5. N 35° 41’ 36.1” W 114° 49’ 9.9”	0	0
#6. N 35° 41’ 36.2” W 114° 49’ 10.9”	0.07	0.03
#7 N 35° 41’ 37.1” W 114° 49’ 9.6”	0	0
#8. N 35° 41’ 38.1” W 114° 49’ 8.3”	0.0216	0.0084
#9. N 35° 41’ 38.1” W 114° 49’ 10.0”	0.0684	0.0216
#10. N 35° 41’ 38.4” W 114° 49’ 13.2”	0	0
* toz/ton=troy ounces per ton of ore.

The results from the limited sample program indicated very low potential for any commercial viable gold or silver mineral deposit.  As such, additional exploration would be required in order to identify if there is any potential for commercial viable minerals on the property.  Management concluded that the additional exploration would require a more extensive approach including but not limited to geochemical and geophysical sampling along with a preliminary geological mapping program in order to identify the resource potential of the property.  The cost to accomplish the additional exploration has been estimated at $60,000 to $75,000.

Based upon the sampling program that was conducted and the estimated expenses associated with continuing any exploration on the property management has concluded it must reevaluate the business strategy of the Company and assess its ability to raise additional funds in order to accomplish any future exploration on the property.  Currently the Company has minimal funds available and would have to raise the entire amount required to conduct any exploration on the property through the sale of its common stock.  As of the date of this report, given the recent results of its sample program and overall national economic condition, the Company has substantial doubt it will have the ability to raise adequate funds to proceeds with the additional required exploration.  Going forward, management plans to consider options that will be in the best interest of Company and its shareholders going forward.

There can be no guarantee or assurance that the Company will be able to raise additional funds and if it does there can be no guarantee or assurance that any future exploration will result in the discovery of commercially viable minerals on the property.  If the Company is unsuccessful in securing additional proceeds the Company will fail and any investment made into the Company would be lost in its entirety.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
GoldPoint Resources, Inc.
(Registrant)
Date: January 20, 2009

	By:	/s/ Patrick Orr
Patrick Orr
Chief Executive Officer
Chief Financial Officer